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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 12, 2000 on the consolidated financial statements of Vitech America, Inc. as of December 31, 1998 and 1999 and for each of the three years ended December 31, 1999 appearing in the Form 10-K annual report of Vitech America, Inc., and the reference to our firm under the caption "Experts" in the Registration Statement.

                                                      /s/ Pannell Ker Forster PC
                                                      --------------------------
                                                          Pannell Ker Forster PC

PANNELL KER FORSTER PC
New York, New York
September 27, 2000